                                                                      Exhibit 99




                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 11-K

               [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                   FOR THE FISCAL YEAR ENDED JANUARY 31, 1999

                                       OR

             [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          Commission file number 1-6959


                               ------------------

                       MITCHELL ENERGY & DEVELOPMENT CORP.
                             THRIFT AND SAVINGS PLAN

                               ------------------


                       MITCHELL ENERGY & DEVELOPMENT CORP.
            (Name of issuer of securities held pursuant to the Plan)

                 P. O. Box 4000, The Woodlands, Texas 77387-4000
           (Address of Plan and principal executive office of issuer)

           Mitchell Energy & Development Corp. Thrift and Savings Plan
                   INDEX TO FINANCIAL STATEMENTS AND SCHEDULES


                                                                                     Page
                                                                                     ----
 Report of Independent Public Accountants ...................................         2

 Statement of Net Assets Available for Plan Benefits with Fund Information at
    January 31, 1999 ........................................................         3
    January 31, 1998 ........................................................         4

 Statement of Changes in Net Assets Available for
   Plan Benefits with Fund Information for the Year Ended
    January 31, 1999 ........................................................         5
    January 31, 1998 ........................................................         6

 Notes to Financial Statements - January 31, 1999 and 1998 ..................         7

 Schedule I--Schedule of Assets Held for
   Investment Purposes at January 31, 1999 ..................................        11

 Schedule II--Schedule of Reportable Transactions
   for the Year Ended January 31, 1999 ......................................        12

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Administrative Committee of the Mitchell
 Energy & Development Corp. Thrift and Savings Plan:


         We have audited the accompanying statements of net assets available for plan benefits of the Mitchell Energy & Development Corp. Thrift and Savings Plan at January 31, 1999 and 1998, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements and the supplemental schedules referred to below are the responsibility of Mitchell Energy & Development Corp.'s management. Our responsibility is to express an opinion on these financial statements and supplemental schedules based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Mitchell Energy & Development Corp. Thrift and Savings Plan at January 31, 1999 and 1998, and the changes in net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

         Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes at January 31, 1999 and reportable transactions for the year then ended are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, are fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.

                                               /s/ ARTHUR ANDERSEN LLP


Houston, Texas
June 8, 1999

          Mitchell Energy & Development Corp. Thrift and Savings Plan STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS WITH FUND INFORMATION
                              AT JANUARY 31, 1999


                                                                                                                 Mutual Funds
                                                                                                       -----------------------------
                                                                                     Merrill
                                                 MEDC             Merrill             Lynch                                Davis
                                                Common             Lynch            Retirement                              New
                                                 Stock          Equity Index       Preservation           AIM               York
                                                 Fund              Trust I             Trust              Value            Venture
                                              -----------       ------------       -------------       -----------        ----------
 Investments (at current values)
   MEDC Common Stock
      Class A ............................    $ 7,682,062        $        --        $        --        $        --        $       --
      Class B ............................      8,567,074                 --                 --                 --                --
   Common collective trusts ..............             --          4,899,761         54,886,918                 --                --
   Mutual funds ..........................             --                 --                 --          9,834,206         9,052,834
   Participants' loans ...................             --                 --                 --                 --                --
                                              -----------        -----------        -----------        -----------        ----------
                                               16,249,136          4,899,761         54,886,918          9,834,206         9,052,834
 Other ...................................             --                 --                246                 --                --
                                              -----------        -----------        -----------        -----------        ----------
 Net assets available for plan benefits...    $16,249,136        $ 4,899,761        $54,887,164        $ 9,834,206        $9,052,834
                                              ===========        ===========        ===========        ===========        ==========


                                                                                  Mutual Funds
                                            ---------------------------------------------------------------------------------------
                                                                 John               Merrill                              Merrill
                                                                Hancock              Lynch             Merrill            Lynch
                                             Franklin           Emerging             Basic              Lynch             Global
                                              Income             Growth              Value             Capital          Allocation
                                            -----------        -----------        -----------        -----------        -----------
 Investments (at current values)
   MEDC Common Stock
      Class A ...........................    $       --        $        --        $        --        $        --        $        --
      Class B ...........................            --                 --                 --                 --                 --
   Common collective trusts .............            --                 --                 --                 --                 --
   Mutual funds .........................     1,506,520          2,929,221         14,568,639         12,284,565          3,198,569
   Participants' loans ..................            --                 --                 --                 --                 --
                                             ----------        -----------        -----------        -----------        -----------
                                              1,506,520          2,929,221         14,568,639         12,284,565          3,198,569
 Other ..................................            --                 --                 --                 --                 --
                                             ----------        -----------        -----------        -----------        -----------
 Net assets available for plan benefits..    $1,506,520        $ 2,929,221        $14,568,639        $12,284,565        $ 3,198,569
                                             ==========        ===========        ===========        ===========        ===========


                                                         Mutual Funds
                                               -----------------------------
                                               Oppenheimer
                                               Main Street          Tem-
                                               Income and          pleton              Loan
                                                  Growth           Foreign             Fund                 Total
                                               -----------        ----------        ------------        ------------
 Investments (at current values)
   MEDC Common Stock
      Class A ............................     $       --         $       --        $         --        $  7,682,062
      Class B ............................             --                 --                  --           8,567,074
   Common collective trusts ..............             --                 --                  --          59,786,679
   Mutual funds ..........................      8,433,011          2,043,166                  --          63,850,731
   Participants' loans ...................             --                 --           6,209,830           6,209,830
                                               ----------         ----------        ------------        ------------
                                                8,433,011          2,043,166           6,209,830         146,096,376
 Other ...................................             --                 --                  --                 246
                                               ----------         ----------        ------------        ------------
 Net assets available for plan benefits...     $8,433,011         $2,043,166        $  6,209,830        $146,096,622
                                               ==========         ==========        ============        ============


--------------------------------------------
The accompanying notes are an integral part of this statement.

          Mitchell Energy & Development Corp. Thrift and Savings Plan STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS WITH FUND INFORMATION
                              AT JANUARY 31, 1998


                                                                                                        Mutual Funds
                                                                                      Merrill          --------------
                                                   MEDC              Merrill           Lynch
                                                  Common              Lynch          Retirement
                                                  Stock           Equity Index      Preservation            AIM
                                                  Fund              Trust I            Trust                Value
                                               -----------        -----------       ------------        -------------
 Investments (at current  values)
      MEDC Common Stock
        Class A .......................        $11,244,989        $        --        $        --        $         --
        Class B .......................         11,667,464                 --                 --                  --
      Common Collective Trusts.........                 --          2,384,470         53,767,341                  --
      Mutual funds ....................                 --                 --                 --           6,900,156
      Participants' loans .............                 --                 --                 --                  --
                                               -----------        -----------        -----------        ------------
                                                22,912,453          2,384,470         53,767,341           6,900,156

 Other ................................              2,317                292            155,767                 999
                                               -----------        -----------        -----------        ------------
 Net assets available for plan
   benefits............................        $22,914,770        $ 2,384,762        $53,923,108        $  6,901,155
                                               ===========        ===========        ===========        ============

                                                                                 Mutual Funds
                                          -------------------------------------------------------------------------------------
                                             Davis                               John              Merrill
                                              New                               Hancock             Lynch            Merrill
                                             York            Franklin           Emerging            Basic             Lynch
                                            Venture           Income            Growth              Value            Capital
                                          -----------       ----------        -----------        -----------        -----------
 Investments (at current  values)
      MEDC Common Stock
        Class A .......................   $       --        $       --        $        --        $        --        $        --
        Class B .......................           --                --                 --                 --                 --
      Common Collective Trusts.........           --                --                 --                 --                 --
      Mutual funds ....................    8,554,070         1,677,513          2,434,704         13,827,886         12,185,838
      Participants' loans .............           --                --                 --                 --                 --
                                          ----------        ----------        -----------        -----------        -----------
                                           8,554,070         1,677,513          2,434,704         13,827,886         12,185,838
 Other ................................        1,110               264                412              1,462              1,567
                                          ----------        ----------        -----------        -----------        -----------
 Net assets available for plan
   benefits............................   $8,555,180        $1,677,777        $ 2,435,116        $13,829,348        $12,187,405
                                          ==========        ==========        ===========        ===========        ===========
                                                           Mutual Funds
                                         -----------------------------------------------
                                           Merrill          Oppenheimer
                                            Lynch           Main Street          Tem-
                                            Global          Income and         pleton             Loan
                                          Allocation          Growth           Foreign            Fund                Total
                                         -----------        -----------       ----------        ----------        ------------
 Investments (at current  values)
      MEDC Common Stock
        Class A .......................   $       --        $       --        $       --        $       --        $ 11,244,989
        Class B .......................           --                --                --                --          11,667,464
      Common Collective Trusts.........           --                --                --                --          56,151,811
      Mutual funds ....................    3,640,289         7,150,383         2,724,618                --          59,095,457
      Participants' loans .............           --                --                --         6,149,635           6,149,635
                                          ----------        ----------        ----------        ----------        ------------
                                           3,640,289         7,150,383         2,724,618         6,149,635         144,309,356
 Other ................................          661             1,045               462                --             166,358
                                          ----------        ----------        ----------        ----------        ------------
 Net assets available for plan
   benefits............................   $3,640,950        $7,151,428        $2,725,080        $6,149,635        $144,475,714
                                          ==========        ==========        ==========        ==========        ============



---------------------------------------
The accompanying notes are an integral part of this statement.

          Mitchell Energy & Development Corp. Thrift and Savings Plan
             STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN
                         BENEFITS WITH FUND INFORMATION

                      FOR THE YEAR ENDED JANUARY 31, 1999



                                                                                                     Mutual Funds
                                                                                   Merrill           ------------
                                            MEDC              Merrill               Lynch
                                           Common              Lynch             Retirement
                                            Stock           Equity Index        Preservation             AIM
                                            Fund              Trust I               Trust                Value
                                        ------------        ------------        -------------        -----------
 Earnings on investments
      Interest income ...............   $         --         $        --         $  3,411,906         $        --
      Mutual fund distributions .....             --                  --                   --             577,771
      Cash dividends ................        501,234                  --                   --                  --
      Net appreciation
        (depreciation) of
        investments..................    (13,429,042)          1,012,562                   --           2,049,323
 Contributions
      Members .......................        527,715             165,992            1,598,038             309,143
      Company .......................        418,834              97,209            1,071,538             192,092
 Participants' loans
      New loans made ................       (347,282)                 --           (1,445,078)           (103,735)
      Principal payments received ...        429,129              38,319            1,114,719              99,412
      Loan administration fees ......           (959)               (335)              (3,896)               (251)
 Distributions to
      withdrawing members ...........       (562,650)           (371,429)          (2,919,621)           (274,187)
 Interfund transfer..................      5,797,387           1,572,681           (1,863,550)             83,483
                                        ------------         -----------         ------------         -----------
 Increase (decrease) in net assets...     (6,665,634)          2,514,999              964,056           2,933,051
 Net assets available for plan
      benefits, beginning of year ...     22,914,770           2,384,762           53,923,108           6,901,155
                                        ------------         -----------         ------------         -----------
 Net assets available for
      plan benefits, end of year ....   $ 16,249,136         $ 4,899,761         $ 54,887,164         $ 9,834,206
                                        ============         ===========         ============         ===========


                                                                                 Mutual Funds
                                        ------------------------------------------------------------------------------------------
                                          Davis                                   John                Merrill
                                           New                                   Hancock               Lynch           Merrill
                                           York               Franklin           Emerging              Basic            Lynch
                                          Venture              Income             Growth               Value           Capital
                                        -----------         -----------         -----------         ------------     -------------
 Earnings on investments
      Interest income ...............  $         --        $         --         $        --         $         --     $         --
      Mutual fund distributions .....       207,544             127,396              55,116            1,229,380          798,991
      Cash dividends ................            --                  --                  --                   --               --
      Net appreciation
        (depreciation) of
        investments..................     1,244,291            (122,431)            352,010              406,759          (17,612)
 Contributions
      Members .......................       424,745              99,577             136,521              400,832          418,217
      Company .......................       244,073              52,613              67,171              277,133          274,508
 Participants' loans
      New loans made ................      (146,535)            (45,540)            (72,769)            (234,888)        (350,231)
      Principal payments received ...       136,463              38,523              35,271              185,634          254,304
      Loan administration fees ......          (562)                (72)               (153)                (375)            (775)
 Distributions to
      withdrawing members ...........      (348,700)            (26,766)           (137,977)            (889,525)        (666,524)
 Interfund transfer..................    (1,263,665)           (294,557)             58,915             (635,659)        (613,718)
                                        -----------         -----------         -----------         ------------     ------------
 Increase (decrease) in net assets...       497,654            (171,257)            494,105              739,291           97,160
 Net assets available for plan
      benefits, beginning of year ...     8,555,180           1,677,777           2,435,116           13,829,348       12,187,405
                                        -----------         -----------         -----------         ------------     ------------
 Net assets available for
      plan benefits, end of year ....   $ 9,052,834         $ 1,506,520         $ 2,929,221         $ 14,568,639     $ 12,284,565
                                        ===========         ===========         ===========         ============     ============

                                                         Mutual Funds
                                       ----------------------------------------------------
                                         Merrill           Oppenheimer
                                          Lynch            Main Street             Tem-
                                         Global             Income and            pleton               Loan
                                       Allocation             Growth              Foreign              Fund              Total
                                       ------------        ------------         -----------         -----------      -------------
 Earnings on investments
      Interest income ...............   $        --         $        --         $        --         $   631,579      $   4,043,485
      Mutual fund distributions .....       397,072             358,022             246,337                  --          3,997,629
      Cash dividends ................            --                  --                  --                  --            501,234
      Net appreciation
        (depreciation) of
        investments..................      (413,157)          1,651,336            (415,146)                 --         (7,681,107)
 Contributions
      Members .......................       182,458             332,018             144,689                  --          4,739,945
      Company .......................       113,584             187,831              79,400                  --          3,075,986
 Participants' loans
      New loans made ................       (81,977)           (134,165)            (55,874)          3,018,074                 --
      Principal payments received ...        84,913             113,287              40,972          (2,570,946)                --
      Loan administration fees ......          (243)               (220)               (159)                 --             (8,000)
 Distributions to
      withdrawing members ...........       (90,784)           (311,759)            (61,409)           (386,933)        (7,048,264)
 Interfund transfer..................      (634,247)           (914,767)           (660,724)           (631,579)                --
                                        -----------         -----------         -----------         -----------      -------------
 Increase (decrease) in net assets...      (442,381)          1,281,583            (681,914)             60,195          1,620,908
 Net assets available for plan
      benefits, beginning of year ...     3,640,950           7,151,428           2,725,080           6,149,635        144,475,714
                                        -----------         -----------         -----------         -----------      -------------
 Net assets available for
      plan benefits, end of year ....   $ 3,198,569         $ 8,433,011         $ 2,043,166         $ 6,209,830      $ 146,096,622
                                        ===========         ===========         ===========         ===========      =============

------------------------------------------
The accompanying notes are an integral part of this statement.

          Mitchell Energy & Development Corp. Thrift and Savings Plan
             STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN
                        BENEFITS WITH FUND INFORMATION

                      FOR THE YEAR ENDED JANUARY 31, 1998

                                                                                                          Mutual Funds
                                                                                                          ------------
                                                                                     Merrill
                                                 MEDC             Merrill             Lynch
                                               Common              Lynch            Retirement
                                                 Stock          Equity Index        Preservation             AIM
                                                 Fund              Trust I              Trust                Value
                                             ------------       ------------        -------------         ------------
 Earnings on investments
      Interest income ................       $         --         $        26         $  3,273,989         $        --
      Mutual fund distributions ......                 --                  --                   --             700,381
      Cash dividends .................            696,586                  --                   --                  --
      Net appreciation
        (depreciation) of
        investments...................          3,733,658             362,210                   --             441,562

 Contributions
      Members (Note 2) ...............            566,197             215,726            2,578,077             459,377
      Company ........................            393,211              49,534            1,115,057             169,603
 Participants' loans
      New loans made .................           (457,032)                 --           (1,534,720)           (110,799)
      Principal payments received ....            378,366              44,787            1,190,642              97,010
      Loan administration fees .......             (1,048)                 --               (4,217)               (393)
 Distributions to
      withdrawing members (Note 2) ...         (1,220,287)           (216,715)          (4,738,956)           (443,756)
 Interfund transfers .................         (2,199,753)          1,288,591              (98,609)            357,042
                                             ------------         -----------         ------------         -----------
 Increase (decrease) in net assets ...          1,889,898           1,744,159            1,781,263           1,670,027
 Net assets available for plan
      benefits, beginning of year ....         21,024,872             640,603           52,141,845           5,231,128
                                             ------------         -----------         ------------         -----------
 Net assets available for
      plan benefits, end of year .....       $ 22,914,770         $ 2,384,762         $ 53,923,108         $ 6,901,155
                                             ============         ===========         ============         ===========

                                                                             Mutual Funds
                                         -----------------------------------------------------------------------------------------
                                           Davis                                    John               Merrill
                                            New                                    Hancock              Lynch          Merrill
                                            York              Franklin            Emerging              Basic            Lynch
                                           Venture             Income              Growth               Value           Capital
                                         -----------         -----------         -----------         ------------    -------------
 Earnings on investments
      Interest income ................   $        --         $        --         $        --         $         --    $         --
      Mutual fund distributions ......       383,486             123,031             530,051            1,060,373       1,034,768
      Cash dividends .................            --                  --                  --                   --              --
      Net appreciation
        (depreciation) of
        investments...................       999,360              65,060            (351,330)           1,496,023         949,986

 Contributions
      Members (Note 2) ...............       591,568             180,226             156,164              562,599         498,173
      Company ........................       188,474              44,767              69,997              248,101         265,981
 Participants' loans
      New loans made .................      (181,328)            (23,651)            (50,415)            (294,083)       (348,626)
      Principal payments received ....       108,051              29,374              48,204              210,280         243,773
      Loan administration fees .......          (441)                (78)               (163)                (644)           (819)
 Distributions to
      withdrawing members (Note 2) ...      (570,718)            (85,429)            (37,375)            (604,944)       (921,388)
 Interfund transfers .................     1,864,749             114,292            (685,636)             170,714        (105,582)
                                         -----------         -----------         -----------         ------------    ------------
 Increase (decrease) in net assets ...     3,383,201             447,592            (320,503)           2,848,419       1,616,266
 Net assets available for plan
      benefits, beginning of year ....     5,171,979           1,230,185           2,755,619           10,980,929      10,571,139
                                         -----------         -----------         -----------         ------------    ------------
 Net assets available for
     plan benefits, end of year .....    $ 8,555,180         $ 1,677,777         $ 2,435,116         $ 13,829,348    $ 12,187,405
                                         ===========         ===========         ===========         ============    ============
                                                              Mutual Funds
                                         -------------------------------------------------
                                           Merrill         Oppenheimer
                                            Lynch          Main Street           Tem-
                                           Global          Income and           pleton                Loan
                                          Allocation         Growth             Foreign               Fund             Total
                                         -----------      ------------        -----------         ------------     -------------
Earnings on investments
     Interest income ................    $        --      $        --         $        --         $    565,244     $   3,839,259
     Mutual fund distributions ......        466,355          602,213             287,823                   --         5,188,481
     Cash dividends .................             --               --                  --                   --           696,586
     Net appreciation
       (depreciation) of
       investments...................        (89,514)         558,011            (166,841)                  --         7,998,185

Contributions
     Members (Note 2) ...............        311,191          336,695             181,597                6,022         6,643,612
     Company ........................        112,203          177,395              78,415                   --         2,912,738
Participants' loans
     New loans made .................        (98,776)        (133,647)            (55,192)           3,288,269                --
     Principal payments received ....         88,144          117,985              52,927           (2,609,543)               --
     Loan administration fees .......           (302)            (361)                (84)                  --            (8,550)
Distributions to
     withdrawing members (Note 2) ...       (115,873)        (487,354)           (124,803)            (331,239)       (9,898,837)
Interfund transfers .................       (225,570)        (117,477)            202,483             (565,244)               --
                                         -----------      -----------         -----------         ------------     -------------
Increase (decrease) in net assets ...        447,858        1,053,460             456,325              353,509        17,371,474
Net assets available for plan
     benefits, beginning of year ....      3,193,092        6,097,968           2,268,755            5,796,126       127,104,240
                                         -----------      -----------         -----------         ------------     -------------
Net assets available for plan
     benefits, end of year..........     $ 3,640,950      $ 7,151,428         $ 2,725,080         $  6,149,635     $ 144,475,714
                                         ===========      ===========         ===========         ============     =============

----------------------------------------------------------------
The accompanying notes are an integral part of this statement.

          Mitchell Energy & Development Corp. Thrift and Savings Plan
                         NOTES TO FINANCIAL STATEMENTS
                           JANUARY 31, 1999 AND 1998



(1) SUMMARY OF THE PLAN AND ACCOUNTING POLICIES

         GENERAL

         The Mitchell Energy & Development Corp. Thrift and Savings Plan (the
Plan) was adopted by Mitchell Energy & Development Corp. (MEDC) and certain of its subsidiaries (collectively the Company) to encourage their employees to provide additional security for their retirement. Full-time employees of the Company are eligible to become members of the Plan on the first of the month following their completion of a one-month eligibility period. Other employees are eligible to become members after completing one year of participation service as defined in the Plan's provisions. Members should refer to the Plan document for a complete description of the Plan's provisions.

         ADMINISTRATION

         The Plan is administered by an administrative committee appointed by MEDC's Board of Directors. The committee has broad responsibilities regarding the supervision and administration of the Plan. Members of the administrative committee receive no compensation from the Plan for their services. Except for loan processing fees charged to members who have more than one loan outstanding, administrative expenses have been paid by the Company. Should the Company choose not to pay such expenses in the future, however, they would be paid by the Plan and charged to the members' accounts.

         TRUSTEE

         Plan investments are held by Merrill Lynch Trust Company of Somerset, New Jersey (Trustee), as trustee of the Plan. The Trustee receives contributions and makes payments to members in accordance with the terms of the Plan.

         BASIS OF ACCOUNTING

         The records of the Plan are maintained on the accrual basis of accounting. Purchases and sales of securities are recorded on a trade-date basis. Certain prior year amounts have been reclassified to conform with the current year presentation.

         INVESTMENT VALUATION

         For financial statement purposes, mutual funds and MEDC common stock (Class A and B) are carried at market values which are determined based upon published market quotations. The Merrill Lynch Retirement Preservation Trust is valued at $1 per unit, the Merrill Lynch Equity Index Trust I fund is valued at quoted market prices of its underlying investments and participant loans are valued at their principal amounts which approximate market.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions that affect the accompanying financial statements and disclosures. Actual results could differ from those estimates.

         RISKS AND UNCERTAINTIES

         The Plan provides for various investments in common collective trusts, mutual funds and common stocks. Investment securities, in general, are exposed to various risks, including interest rate, credit and overall market volatility risks. Because of the risks associated with investment securities, it is reasonably possible that changes in their values will occur in the near term that could materially affect the amounts reported in the statements of net assets available for plan benefits as well as individual participant account balances.

         CONTRIBUTIONS AND INVESTMENT OPTIONS

         Members may elect, with certain limitations, to reduce their compensation by instructing the Company to contribute from 1% to 14% of their base salary to the Plan on a pretax basis. Amounts so deferred, as limited by applicable Federal income tax regulations, are not included in a member's adjusted gross income for Federal income tax purposes in the year the income is deferred and contributed to the Plan. Members may also make after-tax contributions to the Plan. After-tax contributions are included in the member's adjusted gross income for Federal income tax purposes in the year the income is earned and contributed to the Plan. The total of a member's pretax and after-tax contributions may not exceed 14% of base salary.

         The Company makes contributions to the Plan of an amount equal to 100% of a member's contributions, up to 6% of base salary. Each participant's account is credited with his or her contributions and the applicable matching contributions and an allocation of the Plan's earnings. Allocations of earnings are based on the proportion that each participant's account balance bears to the total of all participant account balances.

         Members may direct the Trustee to invest their contributions in one or more of the investment funds listed below. The investment objectives of the various funds are as follows:

             Fund                                            Investment Objective(s)
      ----------------------                   -----------------------------------------------------------
      MEDC Common Stock Fund                   Capital appreciation, invests in Class A and Class B Common
                                               Stock of MEDC.

      Merrill Lynch Retirement                 Income, invests in U.S. Government  Agency securities,
          Preservation Trust                   bank and insurance company guaranteed investment contracts and money market instruments. Effective fund yields approximated
                                               6.6% for the years ended January 31, 1999 and 1998. Insurance company guaranteed investment contracts are recorded at contract values, which approximate market values.

      Merrill Lynch Equity                     Capital appreciation, invests primarily in equity securities.
          Index Trust I Fund

      Mutual Funds
          AIM Value Fund                       Capital appreciation, invests primarily in equity securities.

          Davis New York                       Capital appreciation, invests in equity and convertible securities.
              Venture Fund, Inc.

          Franklin Income Fund                 Income, invests in equity and debt securities and cash equivalents.

          John Hancock Emerging                Capital appreciation, invests in equity securities of rapidly growing
               Growth Fund                     small and medium sized companies.

          Merrill Lynch Basic                  Capital appreciation, invests primarily in equity securities.
              Value Fund, Inc.

          Merrill Lynch                        Income and capital appreciation, invests in equity, debt and convertible
              Capital Fund, Inc.               securities.

          Merrill Lynch Global                 Income and capital appreciation, invests in United States and foreign
              Allocation Fund, Inc.            equity, debt and money market securities.

          Oppenheimer Main Street              Income and capital appreciation, invests in equity and debt securities.
              Income and Growth Fund

          Templeton Foreign Fund               Capital appreciation, invests in stock and debt securities of companies outside the United States.

         VESTING

         A member becomes vested in the Company's matching contributions upon completing five years of vesting service. A year of vesting service is defined as the performance of 1,000 hours of service in a Plan year. Members whose employment was terminated due to a reduction in force implemented during the fourth quarter of fiscal 1999 who were not vested in the Company's matching contributions to their respective accounts were fully vested.

         FORFEITURES

         When a member who has not yet vested terminates employment, the value of his/her share of Company contributions is forfeited and used to reduce future Company contributions. During the Plan years ended January 31, 1999 and 1998, forfeitures of $18,861 and $39,277 occurred, and forfeitures of $35,404 and $38,602 were used to reduce the Company's contributions. At January 31, 1999, an additional $770 was available to reduce the Company's future contributions. For members re-employed before completing a break in service, as defined by the Plan, Company contributions are reinstated upon the member's reinvestment of applicable amounts in the Plan.

         DISTRIBUTIONS, WITHDRAWALS AND LOANS

         A withdrawing member is entitled to receive the value of his/her contributions and, upon retirement, death, permanent disability or termination after having completed five years of vesting service, is also entitled to receive 100% of the value of applicable Company contributions.

         Distributions of member account balances invested in the MEDC Common Stock Fund are made in kind with fractional shares paid in cash. Distributions from all other investment funds are paid in cash. Members may request that distributions from the MEDC Common Stock Fund be in cash (rather than stock), subject to procedures established by the administrative committee.

         Withdrawals of members' pretax contributions are limited by Section 1.401(k)-1 of the Internal Revenue Code to instances of a member's death, retirement, disability, separation from service, attainment of age 59-1/2 or conditions of severe hardship. One withdrawal may be made during a twelve-month period. Fund balances arising from a member's rollover of balances from other plans may be withdrawn at any time.

         Members are eligible to borrow up to the lesser of 50% of the vested value of their total Plan investments or $50,000. Such loans are evidenced by promissory notes, which are secured by the member's account and bear interest at a quoted prime rate plus two percent. Participant loans are reported as assets of the Loan Fund and payments received, including interest, are transferred to the investment funds based on members' current contribution elections. Account balances pledged to secure loans may not be withdrawn from the Plan.

         TERMINATION

         The Plan may be terminated, amended or modified by MEDC's Board of Directors at its option. If the Plan is terminated, and after all expenses are paid, any unallocated contributions, forfeitures, income and expenses will be allocated among the members' accounts. All members would then be fully vested and would be entitled to receive all of their then-existing account balances.

(2) CONTRIBUTIONS AND DISTRIBUTIONS ASSOCIATED WITH THE SALE OF THE WOODLANDS CORPORATION

         On July 31, 1997, MEDC sold its real estate subsidiary, The Woodlands Corporation. As part of this transaction, substantially all of MEDC's real estate employees were transferred to and became employees of the purchaser. In connection with this, such former employees who were not vested in the Company's matching contributions to their respective accounts were vested. The former employees were given an opportunity to withdraw from the Plan; distributions of approximately $3,500,000 were made to those who chose to withdraw. Concurrently, the Company's Retirement Plan was amended to offer the former employees a one-time election to receive a lump-sum distribution equal to the present value of their vested accrued benefits. Contributions of approximately $2,400,000 were received by the Plan from individuals who elected to receive such lump-sum distributions and roll them over into the Plan.

         (3) FEDERAL INCOME TAX STATUS

         The Plan is designed to operate as a non-tax-paying entity, and income taxes have not been provided in its financial statements. The Plan obtained its latest determination letter on December 29, 1995, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code (the Code). Although the Plan has been amended since receiving the determination letter, the administrative committee believes that it continues to operate in compliance with the applicable requirements of the Code.

                                                                      SCHEDULE I


          Mitchell Energy & Development Corp. Thrift and Savings Plan
                SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                              AT JANUARY 31, 1999


                                                               Shares/                             Current
                  Identity of Issue/Description                 Units             Cost              Value
 ----------------------------------------------------------  ----------       ------------      -------------
 Mitchell Energy & Development Corp. *
      Class A Common Stock ................................     653,792       $ 10,894,519      $   7,682,062
      Class B Common Stock ................................     678,580         11,491,275          8,567,074
                                                                              ------------      -------------
                                                                                22,385,794         16,249,136
                                                                              ============      -------------

 Common Collective Trusts
      Merrill Lynch Equity Index Trust I Fund .............      56,107          3,914,580          4,899,761
      Merrill Lynch Retirement Preservation Trust * .......  54,886,918         54,886,918         54,886,918
                                                                              ------------      -------------
                                                                                58,801,498         59,786,679
                                                                              ============      -------------

 Mutual Funds
      AIM Value Fund ......................................     231,013          7,097,918          9,834,206
      Davis New York Venture Fund, Inc. ...................     356,832          6,635,067          9,052,834
      Franklin Income Fund ................................     652,173          1,532,298          1,506,520
      John Hancock Emerging Growth Fund ...................     274,272          2,661,933          2,929,221
      Merrill Lynch Basic Value Fund, Inc. ................     381,578         10,913,099         14,568,639
      Merrill Lynch Capital Fund, Inc. ....................     354,533         10,581,259         12,284,565
      Merrill Lynch Global Allocation Fund, Inc. ..........     251,065          3,533,481          3,198,569
      Oppenheimer Main Street Income and Growth Fund ......     206,590          6,130,213          8,433,011
      Templeton Foreign Fund ..............................     247,657          2,416,196          2,043,166
                                                                              ------------      -------------
                                                                              $ 51,501,464         63,850,731
                                                                              ============      -------------

    Participants' loans, at interest rates ranging from 8% to 10.5% .........................       6,209,830
                                                                                                -------------

                                                                                                $ 146,096,376
                                                                                                ==============

-----------------------------------
*  Party-in-interest to the Plan.

                                                                    SCHEDULE II

          Mitchell Energy & Development Corp. Thrift and Savings Plan
                      SCHEDULE OF REPORTABLE TRANSACTIONS
                      FOR THE YEAR ENDED JANUARY 31, 1999



                                                           Total               Total           Total Cost
                                                          Purchase            Selling           of Assets          Net
               Identity of Issue/Description              Price (a)          Price (a)           Sold (b)          Gain
 --------------------------------------------------      -----------        -----------        -----------       ---------
 AIM Value Fund ...................................      $ 4,116,740        $ 3,232,013        $ 2,974,972       $ 257,041

 Merrill Lynch Equity Index Trust I Fund ..........        5,223,871          3,721,142          3,377,407         343,735

 Merrill Lynch Retirement Preservation Trust ......       21,962,144         20,842,567         20,842,567              --



--------------------------------------------------------

(a) Purchase and selling prices were equal to current market values on the dates of the transactions and included (were net of) applicable expenses incurred in connection with the transactions.

(b)  Computed using weighted average historical cost.



                This schedule includes series of transactions in
             securities of the same issue in excess of 5 percent of the value of Plan assets at the beginning of the year.

                                                                        EXHIBIT




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         As independent public accountants, we hereby consent to the incorporation of our report dated June 8, 1999, on the financial statements of the Mitchell Energy & Development Corp. Thrift and Savings Plan included in this Form 10-K/A, Amendment No. 1 (which relates to such Plan's Form 11-K for the year ended January 31, 1999) into the previously filed Form S-8 Registration Statement Nos. 33-26276, 2-86550 and 333-24335.




                                             ARTHUR ANDERSEN LLP

Houston, Texas
June 14, 1999